EXHIBIT 32.02

Section 1350 Certifications

In connection with this quarterly report of BlackRock Global Horizons I L.P. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), I, Michael L. Pungello, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ MICHAEL L. PUNGELLO
Michael L. Pungello
Chief Financial Officer

August 14, 2007